EXHIBIT 99
EMERGENT BIOSOLUTIONS REPORTS SECOND QUARTER AND SIX MONTHS 2016 FINANCIAL RESULTS

GAITHERSBURG, MD, August 4, 2016—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the quarter and six months ended June 30, 2016.

FINANCIAL HIGHLIGHTS
•	Total revenues: Q2 2016 of $101.5 million; six months 2016 of $212.5 million
•	GAAP net loss: Q2 2016 of $(10.9) million, or $(0.27) per diluted share; six months 2016 of $(7.0) million, or $(0.17) per diluted share
•	Adjusted net income/loss: Q2 2016 net loss of $(7.1) million, or $(0.18) per diluted share; six months 2016 net income of $0.3 million, or $0.01 per diluted share
•	EBITDA: Q2 2016 of $(4.8) million, or $(0.12) per diluted share; six months of $12.4 million, or $0.31 per diluted share
•	Adjusted EBITDA: Q2 2016 of $(2.2) million, or $(0.05) per diluted share; six months 2016 of $17.3 million, or $0.43 per diluted share

Q2 2016 & RECENT BUSINESS ACCOMPLISHMENTS
•	Spin-off of Aptevo Therapeutics completed
•	Repurchase program for up to $50 million of the Company's common stock authorized
•	Building 55 milestones achieved towards Food and Drug Administration (FDA) licensure
-	Supplemental Biologics License Application accepted
-	Pre-approval inspection completed
-	PDUFA date of August 15, 2016 established
•	BioThrax® (Anthrax Vaccine Adsorbed) granted Orphan Drug status by the FDA for post-exposure prophylaxis (PEP) of anthrax disease
•	Centers for Disease Control and Prevention (CDC) confirmed intent to award a follow-on procurement contract for BioThrax® (Anthrax Vaccine Adsorbed) by September 23, 2016
•	U.S. Department of Health and Human Services (HHS) issued a request for proposal seeking a next generation anthrax vaccine; today the company submitted a response proposing its product candidate NuThrax™ (Anthrax Vaccine Adsorbed with CPG 7909 Adjuvant)
•	Task order for up to $21.9 million to develop and manufacture three cGMP lots of a Zika vaccine received from the Biomedical Advanced Research and Development Authority

2016 OUTLOOK
The Company will continue to temporarily postpone its financial guidance for 2016 until further clarity is reached on the following U.S. government contracts and solicitations:
•	Current BioThrax procurement contract: By letter dated April 26, 2016 the CDC indicated that it anticipated procuring less than the total remaining doses of BioThrax under the existing procurement contract and did not quantify the number of doses anticipated to be procured.
•	Follow-on BioThrax procurement contract: On June 21, 2016, HHS issued a Sole Source Notification indicating its intention by September 23, 2016 to award to the Company a follow-on contract to procure 29.4 million doses of BioThrax with a period of performance of five years. The terms of the contract, including the price per dose and the timing of deliveries, remain subject to contract negotiation.
•	Notice of Solicitation for Next Generation Anthrax Vaccine: On June 21, 2016, HHS issued a request for proposal seeking a next generation anthrax vaccine for post-exposure prophylaxis of anthrax disease with the ability to confer protection in one or two doses and meeting additional specific criteria relating to safety, efficacy and manufacturing.

2016 FINANCIAL PERFORMANCE

(I) Quarter Ended June 30, 2016 (unaudited)

Revenues

Product Sales
For Q2 2016, product sales were $58.5 million, a decrease of 29% as compared to 2015. The decrease in BioThrax sales was primarily due to a reduction in shipments to the CDC consistent with the April 26, 2016 letter from CDC that indicated that it anticipated procuring less than the total remaining doses of BioThrax under the existing procurement contract. The increase in Other Biodefense sales was primarily due to VIGIV sales to the Strategic National Stockpile (SNS). The increase in Aptevo sales was mainly due to increased sales of IXINITY (received FDA licensure and launched in Q2 2015).

	Three Months Ended June 30,
(in millions)	2016	2015	% Change
Product Sales
BioThrax®	$40.0	$72.2	(45)%
Other Biodefense	$8.3	$2.8	192%
Total Biodefense	$48.3	$75.1	(36)%
Total Aptevo Products	$10.2	$6.9	47%
Total Product Sales	$58.5	$82.0	(29)%

Contract Manufacturing
For Q2 2016, revenue from the Company's contract manufacturing operations was $10.2 million, an increase of 15% as compared to 2015. The increase is due primarily to services related to plasma collection and related testing activities.

Contracts, Grants and Collaborations
For Q2 2016, contracts, grants and collaborations revenue was $32.8 million, a decrease of 7% as compared to 2015.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For Q2 2016, cost of product sales and contract manufacturing was $35.6 million, an increase of 31% as compared to 2015, attributable to an increase in rejected BioThrax work-in-process material, as well as increased Other Biodefense and Aptevo product sales.

Research and Development
For Q2 2016, gross research and development (R&D) expenses were $35.3 million, a decrease of 14% as compared to 2015. The decrease primarily reflects lower contract service costs.

For Q2 2016, net R&D expenses were $2.5 million, a decrease of 55% as compared to 2015. Net R&D expenses, which are more representative of the Company's actual out-of-pocket investment in product development, are calculated as gross research and development expenses less contracts, grants and collaboration revenues.

	Three Months Ended June 30,
(in millions)	2016	2015	% Change
Research and Development Expenses (Gross)	$35.3	$40.9	(14)%
Adjustments:
- Contracts, grants and collaborations revenues	$32.8	$35.2	(7)%
Net Research and Development Expenses	$2.5	$5.7	(55)%

Selling, General and Administrative
For Q2 2016, selling, general and administrative expenses were $44.1 million, an increase of 21% as compared to 2015. This increase includes costs associated with the Aptevo spin-off along with increased professional services to support our strategic growth initiatives, higher IXINITY selling costs, and information technology investments.

Net Income/(Loss)
For Q2 2016, GAAP net loss was $(10.9) million, or $(0.27) per diluted share, versus GAAP net income of $14.1 million, or $0.32 per diluted share, in 2015.

(II) Six Months Ended June 30, 2016 (unaudited)

Revenues

Product Sales
For the six months of 2016, product sales were $130.3 million, an increase of 30% as compared to 2015. The increase in BioThrax sales was primarily due to the suspension of shipments to the CDC in Q1 2015 following the discovery of foreign particles in a limited number of vials in two manufactured lots of BioThrax, resulting in reduced sales volume in the first half of 2015. The decrease in Other Biodefense sales was primarily due to lower RSDL shipments. The increase in Aptevo sales was mainly due to increased sales of IXINITY.

	Six Months Ended June 30,
(in millions)	2016	2015	% Change
Product Sales
BioThrax®	$99.1	$72.2	37%
Other Biodefense	$13.0	$14.8	(12)%
Total Biodefense	$112.1	$87.1	29%
Total Aptevo Products	$18.1	$13.3	37%
Total Product Sales	$130.3	$100.3	30%

Contract Manufacturing
For the six months of 2016, revenue from the Company's contract manufacturing operations was $17.7 million, a decrease of 16% as compared to 2015. The change is primarily due to a decrease of $3.8 million from services related to the production of an MVA Ebola vaccine in 2015.

Contracts, Grants and Collaborations
For the six months of 2016, contracts, grants and collaborations revenue was $64.5 million, a decrease of 6% as compared to 2015.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For the six months of 2016, cost of product sales and contract manufacturing was $64.1 million, an increase of 39% as compared to 2015, primarily attributable to the 37% increase in BioThrax product sales.

Research and Development
For the six months of 2016, gross research and development (R&D) expenses were $69.5 million, a decrease of 13% as compared to 2015. The decrease primarily reflects lower contract service costs.

For the six months of 2016, net R&D expenses were $5.0 million, a decrease of 56% as compared to 2015.

	Six Months Ended June 30,
(in millions)	2016	2015	% Change
Research and Development Expenses (Gross)	$69.5	$79.6	(13)%
Adjustments:
- Contracts, grants and collaborations revenues	$64.5	$68.3	(6)%
Net Research and Development Expenses	$5.0	$11.3	(56)%

Selling, General and Administrative
For the six months of 2016, selling, general and administrative expenses were $83.9 million, an increase of 18% as compared to 2015. This increase includes costs associated with the Aptevo spin-off along with increased professional services to support our strategic growth initiatives, additional selling effort for IXINITY, and information technology investments.

Net Loss
For the six months of 2016, GAAP net loss was $(7.0) million, or $(0.17) per diluted share, versus GAAP net loss of $(7.4) million, or $(0.19) per diluted share, in 2015.

(III) RECONCILIATION OF GAAP NET INCOME/(LOSS) TO ADJUSTED NET INCOME/(LOSS), EBITDA AND ADJUSTED EBITDA

This press release contains three financial measures (Adjusted Net Income/(Loss), EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), and adjusted EBITDA) that are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income/(Loss) adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. Adjusted EBITDA also excludes specified items that can be highly variable and the non-cash impact of certain purchase accounting adjustments. The Company views these non-GAAP financial measures as a means to facilitate management's financial and operational decision-making, including evaluation of the Company's historical operating results and comparison to competitors' operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company's business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of GAAP Net Income/(Loss) to Adjusted Net Income/(Loss)

The following table provides a reconciliation of GAAP Net Income/(Loss) to Adjusted Net Income/(Loss) for the three month periods as indicated.

	Three Months Ended June 30,
(in millions, except per share value)	2016		2015	Source
GAAP Net Income/(Loss)	$(10.9)		$14.1	NA
Adjustments:
+ Spin-off and acquisition-related costs (transaction & integration)	2.6		1.4	SG&A
+ Non-cash amortization charges	2.8		2.8	COGS, SG&A, Other Income
Tax effect	(1.6)		(1.3)	NA
Total Adjustments	3.8		2.9	NA
Adjusted Net Income/(Loss) Adjusted Net Income/(Loss) per Diluted Share	$(7.1 (0.18	) )	$17.0 $0.36	NA

The following table provides a reconciliation of GAAP Net Loss to Adjusted Net Income/(Loss) for the six month periods as indicated.

	Six Months Ended June 30,
(in millions, except per share value)	2016	2015		Source
GAAP Net Loss	$(7.0)	$(7.4)		NA
Adjustments:
+ Spin-off and acquisition-related costs (transaction & integration)	4.9	2.5		SG&A
+ Non-cash amortization charges	5.5	5.3		COGS, SG&A, Other Income
+ Impact of purchase accounting on inventory step-up	-	0.1		SG&A
Tax effect	(3.1)	(2.4)		NA
Total Adjustments	7.3	5.6		NA
Adjusted Net Income/(Loss) Adjusted Net Income/(Loss) per Diluted Share	$0.3 $0.01	$(1.8 (0.05	) )	NA

Reconciliation of GAAP Net Income/(Loss) to EBITDA and Adjusted EBITDA

The following table provides a reconciliation of GAAP Net Income/(Loss) to EBITDA and Adjusted EBITDA for the three month periods as indicated.

	Three Months Ended June 30,
(in millions, except per share value)	2016		2015
GAAP Net Income/(Loss)	$(10.9)		$14.1
Adjustments:
+ Depreciation & Amortization	8.5		8.4
+ Provision For/(Benefit From) Income Taxes	(3.9)		5.5
+ Total Interest Expense	1.5		1.6
Total Adjustments	6.1		15.5
EBITDA EBITDA per Diluted Share	$(4.8 (0.12	) )	$29.6 $0.62
Additional Adjustments:
+ Spin-off and acquisition-related costs (transaction & integration)	2.6		1.4
Total Additional Adjustments	2.6		1.4
Adjusted EBITDA Adjusted EBITDA per Diluted Share	$(2.2 (0.05	) )	$31.0 $0.65

The following table provides a reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA for the six month periods as indicated.

	Six Months Ended June 30,
(in millions, except per share value)	2016	2015
GAAP Net Loss	$(7.0)	$(7.4)
Adjustments:
+ Depreciation & Amortization	17.0	16.5
+ Provision For/(Benefit From) Income Taxes	(0.6)	(2.8)
+ Total Interest Expense	3.0	3.3
Total Adjustments	19.4	17.0
EBITDA EBITDA per Diluted Share	$12.4 $0.31	$9.6 $0.25
Additional Adjustments:
+ Spin-off and acquisition-related costs (transaction & integration)	4.9	2.5
+ Impact of purchase accounting on inventory step-up	-	0.1
Total Additional Adjustments	4.9	2.6
Adjusted EBITDA Adjusted EBITDA per Diluted Share	$17.3 $0.43	$12.2 $0.32

CONFERENCE CALL AND WEBCAST INFORMATION

Company management will host a conference call at 5:00 pm (Eastern Time) today, August 4, 2016, to discuss these financial results. This conference call can be accessed live by telephone or through Emergent's website:

Live Teleconference Information:
Dial in number: (855) 766-6521
International dial in: (262) 912-6157
Passcode: 29444249

Webcast Information:
Live webcast feed can be accessed using this link: http://edge.media-server.com/m/p/7wsyx2ie/lan/en.
A replay of the call can be accessed on Emergent's website www.emergentbiosolutions.com under "Investors."

ABOUT EMERGENT BIOSOLUTIONS INC.

Emergent BioSolutions is a global specialty biopharmaceutical company dedicated to one simple mission—to protect and enhance life. We develop, manufacture, and deliver a portfolio of medical countermeasures for biological and chemical threats as well as emerging infectious diseases. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at www.emergentbiosolutions.com. Follow us @emergentbiosolu.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, , any statements containing the words "believes", "expects", "anticipates", "intends", "plans", "forecasts", "estimates" and similar expressions in conjunction with, among other things, discussions of the Company's outlook, financial performance or financial condition, growth strategy, product sales, potential government procurement contracts or awards, manufacturing capabilities, product development, regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements, including the ability to obtain a new procurement contract for BioThrax; the ability to obtain a development and procurement contract under the request for proposal for a next generation anthrax vaccine; appropriations for procurement of BioThrax and a next generation anthrax vaccine; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our US government grants and contracts; whether the operational, marketing and strategic benefits of the spin-off of our biosciences business can be achieved and the timing of any such benefits; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to achieve FDA licensure of Building 55; our ability to expand our manufacturing facilities and capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with cGMP and other regulatory obligations; the results of regulatory inspections; the outcome of the purported class action lawsuit recently filed against us and possible other future material legal proceedings; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Tracey Schmitt Lintott Senior Vice President, Global Public Affairs (o) 240/631-3394 schmittt@ebsi.com

FINANCIAL STATEMENTS FOLLOW

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2016	December 31, 2015
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$333,395	$312,795
Accounts receivable, net	66,749	120,767
Inventories	96,674	76,936
Income tax receivable, net	9,184	6,573
Prepaid expenses and other current assets	22,045	20,339
Total current assets	528,047	537,410
Property, plant and equipment, net	359,034	331,856
In-process research and development	41,800	42,501
Intangible assets, net	52,645	57,375
Goodwill	54,902	54,902
Deferred tax assets, long-term, net	18,192	11,286
Other assets	1,846	2,154
Total assets	$1,056,466	$1,037,484
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$58,974	$45,966
Accrued expenses and other current liabilities	2,482	6,229
Accrued compensation	29,778	34,683
Contingent consideration, current portion	2,983	2,553
Provisions for chargebacks	2,512	2,238
Deferred revenue, current portion	7,129	7,942
Total current liabilities	103,858	99,611
Contingent consideration, net of current portion	22,580	23,046
Long-term indebtedness	247,393	246,892
Deferred revenue, net of current portion	8,410	6,590
Other liabilities	1,553	1,328
Total liabilities	383,794	377,467

Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at both June 30, 2016 and December 31, 2015	-	-
Common stock, $0.001 par value; 200,000,000 and 100,000,000 shares authorized as of June 30, 2016 and December 31, 2015, respectively. 40,852,511 shares issued and 40,429,681 shares outstanding at June 30, 2016; 39,829,408 shares issued and 39,406,578 shares outstanding at December 31, 2015	41	40
Treasury stock, at cost, 422,830 common shares at both June 30, 2016 and December 31, 2015	(6,420)	(6,420)
Additional paid-in capital	337,947	317,971
Accumulated other comprehensive loss	(3,080)	(2,713)
Retained earnings	344,184	351,139
Total stockholders' equity	672,672	660,017
Total liabilities and stockholders' equity	$1,056,466	$1,037,484

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,
	2016	2015
	(Unaudited)
Revenues:
Product sales	$58,546	$82,023
Contract manufacturing	10,156	8,859
Contracts, grants and collaborations	32,785	35,230
Total revenues	101,487	126,112

Operating expense:
Cost of product sales and contract manufacturing	35,612	27,266
Research and development	35,347	40,941
Selling, general and administrative	44,148	36,453
Income (loss) from operations	(13,620)	21,452

Other income (expense):
Interest income	220	273
Interest expense	(1,509)	(1,628)
Other income, net	17	(497)
Total other expense, net	(1,272)	(1,852)

Income (loss) before provision for (benefit from) income taxes	(14,892)	19,600
Provision for (benefit from) income taxes	3,945	5,500
Net income (loss)	$(10,947)	$14,100

Net income (loss) per share - basic	$(0.27)	$0.37
Net income (loss) per share - diluted	$(0.27)	$0.32

Weighted-average number of shares - basic	40,202,821	38,480,754
Weighted-average number of shares - diluted	40,202,821	47,410,413

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Six Months Ended June 30,
	2016	2015
	(Unaudited)
Revenues:
Product sales	$130,252	$100,314
Contract manufacturing	17,743	21,102
Contracts, grants and collaborations	64,494	68,329
Total revenues	212,489	189,745

Operating expense:
Cost of product sales and contract manufacturing	64,115	46,014
Research and development	69,501	79,643
Selling, general and administrative	83,932	70,946
Loss from operations	(5,060)	(6,858)

Other income (expense):
Interest income	406	355
Interest expense	(3,033)	(3,288)
Other income (expense), net	134	(397)
Total other expense, net	(2,493)	(3,330)

Loss before provision for income taxes	(7,552)	(10,188)
Provision for income taxes	597	2,769
Net loss	$(6,956)	$(7,419)

Net loss per share - basic	$(0.17)	$(0.19)
Net loss per share - diluted	$(0.17)	$(0.19)

Weighted-average number of shares - basic	39,872,738	38,216,524
Weighted-average number of shares - diluted	39,872,738	38,216,524

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:	(Unaudited)

Net loss	$(6,956)	$(7,419)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Stock-based compensation expense	9,945	7,790
Depreciation and amortization	17,770	17,298
Income taxes	547	630
Change in fair value of contingent consideration	935	751
Impairment of long-lived assets	1,114	-
Excess tax benefits from stock-based compensation	(10,442)	(7,241)
Other	775	153
Changes in operating assets and liabilities:
Accounts receivable	53,933	(40,884)
Inventories	(19,738)	(19,034)
Income taxes	(14,556)	(16,740)
Prepaid expenses and other assets	(1,713)	2,465
Accounts payable	11,287	2,062
Accrued expenses and other liabilities	(3,533)	157
Accrued compensation	(4,966)	(5,473)
Provision for chargebacks	274	(253)
Deferred revenue	1,007	2,368
Net cash provided by (used in) operating activities	35,683	(63,370)
Cash flows from investing activities:
Purchases of property, plant and equipment	(39,246)	(19,681)
Net cash used in investing activities	(39,246)	(19,681)
Cash flows from financing activities:
Proceeds from long-term debt obligations	-	2,000
Issuance of common stock upon exercise of stock options	14,524	13,162
Excess tax benefits from stock-based compensation	10,442	7,241
Contingent obligation payments	(971)	(5,002)
Net cash provided by financing activities	23,995	17,401

Effect of exchange rate changes on cash and cash equivalents	168	(8)

Net increase (decrease) in cash and cash equivalents	20,600	(65,658)
Cash and cash equivalents at beginning of period	312,795	280,499
Cash and cash equivalents at end of period	$333,395	$214,841